Exhibit 10.21

FIRST AMENDMENT OF LEASE

This Amendment is dated as of October 11, 2021, and modifies the Lease dated May 18, 2021 (the "Lease"), between KNOW LABS, INC., a Nevada corporation (“Tenant”) and ODDFELLOWS LLC, a Washington limited liability company (“Landlord”) concerning premises known as Suite 201 at 915 East Pine Street, Seattle, WA 98122, more specifically described in the Lease. References in this Amendment to the Lease shall refer to the Lease as modified by the terms of this Amendment unless the context requires otherwise. To the extent the terms of this Amendment are inconsistent with the other terms of the Lease, the terms of this Amendment shall control. Unless specifically stated otherwise, all capitalized terms in this Amendment shall have the same meaning as defined in the Lease.

1. TEMPORARY ADDITIONAL PREMISES. Effective November 1, 2021 (“Effective Date”) and for a period of twelve (12) months (i.e. through October 31, 2022), subject to Landlord termination option described below, the Premises shall include all of the rentable area of Suites 100/101 (known hereafter as “Additional Premises”), as depicted on Exhibit A attached hereto, constituting approximately 2,475 rentable square feet (1,455 RSF in Suite 100 plus 1,030 RSF in Suite 101 (shown on Exhibit a as Suite 102).

2. BASE RENT. Commencing on the Effective Date, the Base Rent shall be increased by $5,000.00 per month for the Additional Premises such that the Monthly Base Rent is as follows:

	Monthly Original Premises	Monthly Additional Premises
Effective Date – June 30, 2022	$8,696.58	$5,000.00
July 1, 2022 – October 31, 2022	$8,916.75	$5,000.00
November 1, 2022 - June 30, 2023	$8,916.75	-
July 1, 2023 – June 30, 2024	$9,136.92	-

3. TERMINATION OPTION WITH RESPECT TO ADDITIONAL PREMISES. On and after May 1, 2022, Landlord may terminate Tenant’s rights with respect to the Additional Premises by written notice of not less than ninety (90) days to the Tenant. On and after May 1, 2022, Landlord shall also have the option to show the Additional Premises to potential tenants during business hours on 24 hours’ notice.

4. RATIFICATION. Except as specifically amended herein, all of the terms, conditions and covenants of the Lease are hereby ratified and shall continue in full force and effect.

5. COUNTERPARTS. This Amendment may be executed in counterparts, each of which when executed shall be an original and all of which together shall constitute one and the same Amendment.

Landlord:

ODDFELLOWS LLC, KNOW LABS, INC.			KNOW LABS, INC.
a Washington limited liability company			a Nevada corporation

By:	The Ted Schroth Gift Trust	By	/s/ Ronald P. Erickson
	Its Manager		Ronald P. Erickson
Its: Chairman of the Board and Interim Chief Financial Officer
By:	/s/ g. Ted Schroth
G. Ted Schroth, Trustee

Lease Amendment {17683/045/02646713-2}	OddFellows Building

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STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

This record was acknowledged before me on _______________, 2021 by G. Ted Schroth as Trustee of the Ted Schroth Gift Trust, Manager of OddFellows LLC.

Name:
NOTARY PUBLIC, State of Washington
Notarial Stamp/Seal My appointment expires_______________________________________________

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

This record was acknowledged before me on _____________, 2021 by __________________ as ___________________ of KNOW LABS, INC.

Name: ___________________________________________________________________________
NOTARY PUBLIC, State of Washington
Notarial Stamp/Seal	My appointment expires _____________________________________________________________

Lease Amendment {17683/045/02646713-2}	OddFellows Building

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Exhibit A

Additional Premises

Not Provided

Lease Amendment {17683/045/02646713-2}	OddFellows Building

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